SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
EXCHANGE ACT OF 1934

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☑  Definitive Information Statement

GLOBAL CONSUMER ACQUISITION CORP.
(Name of Registrant as Specified In Its Charter)

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Copies to:
Jeffrey A. Horwitz, Esq.
Frank J. Lopez, Esq.
Proskauer Rose, LLP
1585 Broadway
New York, New York 10036
Telephone: 212-969-3000
Fax: 212-969-2900

INFORMATION STATEMENT (dated September 17, 2009)
GENERAL INFORMATION
REASONS FOR THE AMENDMENTS
AMENDMENTS TO THE ORIGINAL WARRANT AGREEMENT
INCORPORATION BY REFERENCE
PROPOSALS BY SECURITY HOLDERS
NO APPRAISAL RIGHTS FOR THE AMENDMENTS
U.S. FEDERAL INCOME TAX CONSIDERATIONS
ADDITIONAL INFORMATION
EFFECTIVE DATE
DELIVERY OF DOCUMENTS TO STOCKHOLDERS

GLOBAL CONSUMER ACQUISITION CORP.
1370 Avenue of the Americas, 28th Floor
New York, New York

To All Holders of Warrants of Global Consumer Acquisition Corp.:

We are writing to advise you that the Board of Directors and the holders of a majority of the outstanding warrants of Global Consumer Acquisition Corp. (“GCAC”) have authorized the amendment and restatement of that certain Warrant Agreement, dated as of November 27, 2007, between GCAC and Continental Stock Transfer & Trust Company, as Warrant Agent, (the “Original Warrant Agreement”), as set forth in the Amended and Restated Warrant Agreement, dated as of July 20, 2009, between GCAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Amended and Restated Warrant Agreement”).

These actions were approved on July 20, 2009 by the written consent of the holders of a majority of the warrants, in accordance with the terms of the Original Warrant Agreement. The holders of approximately 63.8% of GCAC’s public warrants and approximately 50.4% of GCAC’s outstanding warrants have approved the amendment of the Original Warrant Agreement. In addition, GCAC has received the written approval for listing of the amended warrants by the New York Stock Exchange and certifications from the applicable registered holders of such warrants certifying the number of warrants held by the consenting warrantholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the actions described herein will not become effective until a date at least twenty (20) days after the date this Information Statement has been mailed to the holders of the warrants. This Information Statement is first mailed to you on or about September 18, 2009.

Please feel free to call GCAC’s Chief Financial Officer, Andrew Nelson, at (212) 445-7800 should you have any questions about the enclosed Information Statement. We look forward to your continued support.

By Order of the Board of Directors

By:
Chairman of the Board

September 18, 2009

GLOBAL CONSUMER ACQUISITION CORP.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019

INFORMATION STATEMENT
(dated September 17, 2009)

NO VOTE OR OTHER ACTION OF GLOBAL CONSUMER ACQUISITION CORP.’S
WARRANTHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL INFORMATION

This Information Statement has been filed by Global Consumer Acquisition Corp., a Delaware corporation (“GCAC”) with the Securities and Exchange Commission (the “SEC”) and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Warrantholders”) of the GCAC’s warrants (the “Warrants”), to notify such Warrantholders that on or about July 20, 2009 and pursuant to privately negotiated transactions with a select group of Warrantholders, GCAC received written consents from holders representing approximately 63.8% of GCAC’s public Warrants and approximately 50.4% of GCAC’s outstanding Warrants authorizing the amendment and restatement of that certain Warrant Agreement, dated as of November 27, 2007, between GCAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Warrant Agent”) (the “Original Warrant Agreement”). No additional action will be undertaken by GCAC with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents or under the Delaware General Corporation Law are afforded to the Warrantholders as a result of the adoption of the actions contemplated herein. Accordingly, your consent is not required and is not being solicited in connection with the foregoing.

REASONS FOR THE AMENDMENTS

On July 13, 2009, GCAC entered into a Merger Agreement (the “1st Commerce Merger Agreement”) with WL Interim Bank, a Nevada corporation (“Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation, and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger of Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary. The transaction contemplated by the 1st Commerce Merger Agreement is referred to herein as the “Acquisition”.

In connection with the Acquisition, GCAC has initiated a process to become a bank holding company, which will enable it to participate in financial lines of business, and will rename itself Western Liberty Bancorp. Western Liberty Bancorp’s banking operations will be conducted through 1st Commerce Bank, which will be the surviving entity pursuant to the 1st Commerce Merger Agreement and will retain the 1st Commerce Bank name. Founded in 2006, 1st Commerce Bank is a Nevada bank and will continue to operate following the consummation of the Acquisition. Upon the consummation of the Acquisition, the combined entity will form a “new” Nevada financial institution.

In order to help facilitate the necessary votes of the shareholders of GCAC to consummate the Acquisition, Hayground Cove Asset Management LLC, GCAC’s sponsor (“Hayground Cove”), has entered into the Founders Shares Restructuring Agreement with GCAC (the “Founders Shares Restructuring Agreement”), attached hereto as Annex A, whereby Hayground Cove has agreed to cancel over 95% of the outstanding shares issued by GCAC (“Founders Shares”) in an insider private placement prior to the consummation of GCAC’s initial public offering (the “Public Offering”) in exchange for one (1) Warrant per Founder Share, which Warrants (the “Exchange Warrants”) are identical to GCAC’s Public Warrants (as defined below), subject to certain exceptions, as set forth in GCAC’s registration statement, No. 333-144799, on Form S-1 (the “Registration Statement”) and the Original Warrant Agreement.

GCAC expects that the restructurings of its warrants and founders shares will help to facilitate the necessary votes to consummate the Acquisition because they will rid GCAC’s public shareholders of: (i) the immediate dilutive effects of over 95% additional outstanding, unregistered founders shares that are registrable after the consummation of the Acquisition and (ii) the immediate dilutive affects of “in-the-money warrants”. Over the last 12 months, the public shareholders of blank check companies have either voted down or caused substantive changes to the capitalization of substantially all of the business combinations proposed by such companies. Blank check company investors often view the substantial amount of new securities of a respective company entering the market, due to the strike price of such companies’ warrants being less than the trading value of such company’s public shares and the registration of shares that were previously private and illiquid, as a reason to vote against a proposed business combination. GCAC believes that eliminating the immediate dilutive effect of GCAC’s warrants by raising the strike price of such warrants from $7.50 to $12.50 (as discussed below under the heading entitled “Amendments to the Original Warrant Agreement”) provides GCAC’s shareholders with greater incentive to approve the consummation of the Acquisition.

In addition, under the terms of GCAC’s Amended and Restated Certificate of Incorporation, if GCAC is not able to consummate a business combination before November 27, 2009, all of the funds held in trust by GCAC shall be liquidated and promptly distributed to GCAC’s public stockholders, and all of GCAC’s outstanding warrants will expire worthless. In connection with the Acquisition, we have filed a proxy statement/prospectus on Form S-4 to obtain shareholder approval of the Acquisition and are also seeking shareholder approval to make certain amendments to our Amended and Restated Certificate of Incorporation. If these charter amendment proposals are approved, we will no longer be required to liquidate even if we do not consummate the Acquisition. By agreeing to increase the strike price of GCAC’s warrants, GCAC believes that the Consenting Warrantholders have increased the probability of consummating the Acquisition and therefore the chances that all holders of GCAC’s warrants will receive an economic benefit from their warrants has been increased. Furthermore, as discussed below under the section entitled “Amendments to the Original Warrant Agreement”, the Original Warrant Agreement will be amended to the benefit of warrantholders without affecting the existing rights of any holders of other GCAC securities. In particular, (i) the strike price is now subject to a reduction by the amount of cash dividends, if any, paid on GCAC’s common stock until the common stock trades at $18.00 or more per share on each of 20 trading days within any trading-day period, (ii) the expiration date of the warrants has been extended from the fifth anniversary of the date of issue to the seventh anniversary of the consummation of the Acquisition, (iii) the trading price per warrant required before GCAC may redeem all of its outstanding warrants for $0.01 per warrant has been increased from $14.25 per warrant to $21.00 per warrant and (iv) the warrants shall now remain outstanding for an additional 90 days if there is not an effective registration statement filed with the SEC upon their expiration, and shall be exercisable for cash consideration if an effective registration statement is not filed within such 90 day period.

AMENDMENTS TO THE ORIGINAL WARRANT AGREEMENT

Warrant Restructuring

GCAC engaged in the Public Offering of units on November 20, 2007 and, in connection therewith, issued 31,948,850 (including the over allotment option) warrants to its public investors (the “Public Warrants”). Additionally, GCAC issued 8,500,000 warrants in an insider private placement immediately prior to the Public Offering, which warrants (the “Private Warrants”) are identical to the Public Warrants, subject to certain exceptions, as set forth in the Registration Statement and the Original Warrant Agreement

Under Section 9.9 of the Original Warrant Agreement, the written consent of each of the registered holders constituting a majority of the outstanding Warrants was required in order to amend the Original Warrant Agreement. In connection with the Acquisition, on July 20, 2009, GCAC entered into a privately negotiated Letter Agreement (the “Warrant Restructuring Letter Agreement”), attached hereto as Annex B, with unaffiliated Warrantholders who have reported to GCAC that they collectively hold at least a majority of its outstanding Warrants (the “Consenting Warrantholders”) confirming the basis and terms upon which the parties have agreed to amend the Original Warrant Agreement, previously filed with the SEC.

Over the last year, several large Warrantholders of GCAC have sporadically approached GCAC, and GCAC and such Warrantholders have had general, informal conversations, regarding the evolutions in market terms and deal structures for special purpose acquisition companies (SPACs) in 2008 and 2009, including new alternatives for restructuring the founders shares and the warrants. These discussions were intentionally restricted to the general status of the SPAC market and not specific to any potential negotiations by GCAC with such warrantholder, which would be premature prior to announcing a potential deal to the market. In July 2009, GCAC announced its potential business combination and filed a Form 8-K with respect to the entry by GCAC into the 1st Commerce Merger Agreement. After the filing of the Form 8-K, GCAC was contacted by five large Warrantholders and discussed whether GCAC and such Warrantholders would be interested in a proposed warrant restructuring. In response, GCAC previewed general terms and began private negotiations with the Consenting Warrantholders to modify the Original Warrant Agreement, pursuant to its terms. GCAC did not approach these Warrantholders with, or solicit their consent with respect to, firm terms for amending their warrants. During these private negotiations, the Consenting Warrantholders had the opportunity to submit comments and independently engage in negotiations with GCAC. There was no time limit placed by GCAC on any Consenting Warrantholder for entering into the agreement. The opportunity to negotiate and the open time period assured that the negotiations would not operate in a manner that would preclude the Consenting Warrantholders from fully negotiating the amendments of certain terms of the warrants. Additionally, each of the Consenting Warrantholders are sophisticated parties and represented that they are an “accredited investor” as defined under Regulation D of the Securities Act of 1933, as amended. GCAC has made information surrounding the amendment of the warrants readily available in its public filings, and this information includes the amendment’s effect on the consummation of the transactions pursuant to the potential acquisitions. The sophistication of the potential sellers and lack of a significant time constraint allowed the Consenting Warrantholders to use the disclosed information to make an informed decision with regard to the amendment of the terms of their warrants. Ultimately, each Consenting Warrantholder negotiated its own terms. The resulting Warrant Restructuring Letter Agreement and Amended and Restated Warrant Agreement represent a compilation of the collective, independent comments and discussions of a handful of Warrantholders, whereby all Warrantholders receive the benefit of the terms individually negotiated by each Consenting Warrantholder.

The Warrant Restructuring Letter Agreement serves as the consent and approval of each of the Consenting Warrantholders to amend and restate the Original Warrant Agreement. The Consenting Warrantholders consist of holders of GCAC’s Public Warrants and Hayground Cove, which purchased 7.5 million Private Warrants pursuant to a private placement concurrently with GCAC’s Public Offering. Hayground Cove entered into the Warrant Restructuring Letter Agreement as part of an agreement by Hayground Cove to restructure the Founders Shares as set forth below under the caption entitled “Founders Shares Restructuring.” There are no separate arrangements, understandings or agreements with or between any of the Consenting Warrantholders and GCAC, Hayground Cove or their affiliates. The names of the Consenting Warrantholders and each Consenting Warrantholder’s respective percentage ownership of GCAC’s total outstanding warrants held (rounded to the nearest tenth of a percent) are as follows (as of July 20, 2009):

Consenting Warrantholder	Percentage Ownership of GCAC’s Warrants

Integrated Core Strategies (US) LLC	10.8%
Highbridge International LLC	3.0%
Fir Tree Value Master Fund, L.P.	1.6%
Fir Tree Capital Opportunity Master Fund, L.P.	0.4%
Weiss Multi-Strategy Advisers LLC	14.6%
Nisswa Acquisition Master Fund Ltd.	8.5%
Nisswa Fixed Income Master Fund Ltd.	2.8%
Aldebaran Investments, LLC	8.7%

TOTAL:	50.4%

Pursuant to the Warrant Restructuring Letter Agreement, the Original Warrant Agreement shall be amended where applicable to provide for certain new terms of the warrants. The material differences between the terms of the original warrants and the warrants as amended are as follows:

•	a new strike price of $12.50 per share of GCAC’s common stock, par value $0.0001 (“Common Stock”);

•	an expiration occurring on the earlier of (x) seven years from the consummation of the Acquisition or another Business Combination (as such term is defined in Section 3.2 of Amended and Restated Warrant Agreement (as defined below)) or (y) the Redemption Date (as defined below);

•	GCAC may redeem the warrants for redemption price of $0.01 per Warrant, provided that (x) all of the Warrants are redeemed, (y) the last sales price of the Common Stock has been equal to or greater than $21.00 per share on each of 20 trading days within any 30 day trading period ending on the third business day prior to the date on which notice of redemption is given and (z) there is an effective registration statement in place with respect to the Common Stock underlying the Warrants (the date when GCAC redeems such warrants being the “Redemption Date”);

•	mandatory downward adjustment of the strike price for each Warrant to reflect any cash dividends paid with respect to the outstanding Common Stock, until such date as GCAC’s publicly traded Common Stock trades at $18.00 or more per share on each of 20 trading days within any 30 trading day period; and

•	in the event an effective registration statement is not in place on the date the Warrants are set to expire, the Warrants will remain outstanding until 90 days after an effective registration statement is filed. If GCAC has not filed an effective registration statement within 90 days after the expiration date, the Warrants shall become exercisable for cash consideration.

In addition, Warrants shall not be exercisable by any warrantholder to the extent that, after giving effect to such exercise, any Warrantholder or its affiliates would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to such exercise.

As of July 20, 2009 there were 31,948,850 Public Warrants and 8,500,000 Private Warrants, each exercisable for one share of GCAC’s Common Stock. Up to 7,987,214 of new warrants will be issued in connection with the restructuring of GCAC’s Founders Shares discussed below under the heading entitled “Founders Shares Restructuring”. No payment shall be made by any holder of Founders Shares in consideration for such new warrants.

Each Consenting Warrantholder has represented to GCAC that it is the owner of its respective warrants and has the sole right to vote and direct the voting of such warrants and give consent and direction with respect thereto to Continental Stock Transfer & Trust Company to enter into an amended and restated warrant agreement between GCAC and Continental Stock Transfer & Trust Company, as warrant agent (the “Amended and Restated Warrant Agreement”), attached hereto as Annex C, which GCAC and Continental Stock Transfer & Trust Company executed on July 20, 2009. The Amended and Restated Warrant Agreement will not be operative until (i) receipt by GCAC of the approval for listing of the amended warrants by the New York Stock Exchange; and (ii) receipt by GCAC and the Warrant Agent from the applicable registered holders as to the number of warrants held by the Consenting Warrantholders.

Founders Shares Restructuring

On July 20, 2009, GCAC also entered into a Founders Shares Restructuring Agreement with Hayground Cove, pursuant to which Hayground Cove has agreed to cancel over 95% of the outstanding Founders Shares in exchange for one (1) Exchange Warrant. Each Exchange Warrant will be governed by the Amended and Restated Warrant Agreement and have terms identical to those of the restructured outstanding Warrants as set forth above under the caption above entitled “Warrant Restructuring”. The exchange of Founders Shares for Exchange Warrants shall occur prior to or concurrently with the consummation of the Acquisition. In consideration for entering into the Founders Shares Restructuring Agreement, GCAC shall indemnify Hayground Cove and each participating shareholder for any claims that arise out of or are based upon the restructuring of the Founders Shares and shall indemnify Hayground Cove and its affiliates for any of their obligations with respect to the Founders Shares. Under the terms of the Founders Shares Restructuring Agreement, Hayground Cove has waived all right, title, interest or claim in or to the proceeds from GCAC’s Public Offering and simultaneous private placement, plus all accrued interest, held in GCAC’s trust account, and will not seek any recourse against the trust account.

Both the Warrant Restructuring Letter Agreement and the Founders Shares Restructuring Agreement provide that no Warrant held by Hayground Cove or any of its affiliates will be exercisable at any time while under Hayground Cove’s or any of its affiliates’ control. In addition, Hayground Cove will be required to obtain an opinion of bank regulatory counsel that the transfer of any Warrants will not make the transferee a “bank holding company” under the Bank Holding Company Act or subject the transferee to prior approval by the Federal Reserve Board under the Change in Bank Control Act. Hayground Cove has also agreed that it and its affiliates may only transfer any GCAC warrants they hold to an unaffiliated third party transferee if: (i) the transfer is part of a widespread public distribution of such warrants; (ii) the transferee controls more than 50% of GCAC’s voting securities without any transfer from Hayground Cove or any of its affiliates or (iii) the warrants transferred to a transferee (or group of associated transferees) would not constitute more than 2% of any class of GCAC’s voting securities. GCAC expects to enter into a new registration rights agreement with respect to the Private Warrants and the Exchange Warrants.

INCORPORATION BY REFERENCE

The SEC allows GCAC to “incorporate by reference” information into this Information Statement, which means that GCAC can disclose important information to you by referring you to another document or report filed separately with the SEC. The information incorporated by reference is deemed to be a part of this Information Statement, except to the extent any information is superseded by this Information Statement. The following documents which have been filed by GCAC with the SEC (SEC File Number 0001406251) and contain important information about the GCAC and its finances, are incorporated into this Information Statement:

•	GCAC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the SEC on March 16, 2009.

•	GCAC’s Quarterly Reports on Form 10-Q filed for the quarters ending March 31, 2009 and June 30, 2009 filed with the SEC on May 11, 2009 and July 28, 2009, respectively.

•	GCAC’s Current Reports on Form 8-K filed with the SEC on May 11, 2009, June 8, 2009, July 14, 2009, July 22, 2009, July 24, 2009, July 28, 2009, August 14, 2009 and August 21, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Information Statement will be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in this Information Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Information Statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

PROPOSALS BY SECURITY HOLDERS

GCAC is not holding a meeting of its Warrantholders in connection with the amendment of the Original Warrant Agreement.

NO APPRAISAL RIGHTS FOR THE AMENDMENTS

Under Delaware law, Warrantholders are not entitled to appraisal rights with respect to the actions contemplated herein and GCAC will not independently provide Warrantholders with any such rights.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

For United States federal income tax purposes, no gain or loss will be recognized by a holder of warrants in connection with the restructuring of the warrants, and the holder’s tax basis and holding period in a warrant will be unchanged.

The U.S. federal income tax consequences of the exercise, disposition or expiration of the warrants, as summarized in the U.S. Federal Income Tax Considerations section of the Prospectus filed with the SEC on November 21, 2008 public offering disclosure document, will remain the same.

ADDITIONAL INFORMATION

GCAC files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may read and copy reports, proxy statements and other information filed by us with the SEC at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549. You may access information on us at the SEC web site containing reports, proxy statement and other information at: http://www.sec.gov.

Information and statements contained in this Information Statement are qualified in all respects by reference to the copy of the relevant contract or other document incorporated by reference into this Information Statement.

If you would like additional copies of this Information Statement or any of GCAC’s other filings incorporated herein by reference, or if you have any questions, please contact GCAC’s Chief Financial Officer via telephone or in writing:

Mr. Andrew Nelson
Chief Financial Officer
Global Consumer Acquisition Corp.
1370 Avenue of the Americas, Floor 28
New York, New York 10019
Telephone: (212) 445-7800

GCAC will undertake to provide you with a copy of any of the aforementioned documents at no charge upon your written or oral request within one day of receipt of such request.

EFFECTIVE DATE

Pursuant to Rule 14(c)-2 of the Exchange Act, the actions described herein will not become effective until a date at least twenty (20) days after the date of this Information Statement has been mailed to the Warrantholders. The Information Statement is being mailed on or about September 18, 2009 to the Warrantholders of record at the close of business on July 20, 2009.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, GCAC and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of GCAC’s annual report to stockholders and its proxy or information statement(s). Upon written or oral request, GCAC will deliver a separate copy of its annual report to stockholder(s) and/or proxy or information statement(s) to any stockholder at a shared address to which a single copy of any such document(s) was delivered and who wishes to receive separate copies of such document(s) in the future. Stockholders receiving multiple copies of such document(s) may likewise request that GCAC deliver single copies of such document(s) in the future. Stockholders may notify GCAC of their requests by writing GCAC at its principal executive offices at 1370 Avenue of the

Americas, Floor 28, New York, New York 10019 Attention: Mr. Andrew Nelson, or by calling GCAC at (212) 445-7800.

By Order of the Board of Directors

By:
Chairman of the Board

September 17, 2009

Annex A

EXECUTION COPY

FOUNDERS SHARES RESTRUCTURING AGREEMENT

This Founders Shares Restructuring Agreement (the “Agreement”) is entered into as of July 20, 2009, by and between Global Consumer Acquisition Corp., a Delaware Corporation (“GCAC”) and Hayground Cove Asset Management LLC, a Delaware Limited Liability Company and the sponsor of GCAC (“HCAM”).

WHEREAS, on July 13, 2009 GCAC entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”), with WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary and (ii) together with 1st Commerce Bank as assignee, an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation and wholly-owned subsidiary of The Colonial BancGroup, Inc. a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”;

WHEREAS, in order to help facilitate the necessary votes of the shareholders of GCAC to consummate the Acquisitions HCAM entered into the Sponsor Support Agreement dated July 13, 2009 between HCAM and the Company pursuant to which HCAM may commence privately negotiated purchases of shares of GCAC for the purchase of up to 39% of the outstanding shares of common stock of GCAC;

WHEREAS, in order to help facilitate a successful Business Combination and in light of HCAM’s similar efforts by entering into this Agreement and Sponsor Support Agreement, the holders constituting a majority of the public warrants of GCAC have agreed to amend the terms of the existing Warrants on the same terms as the Warrants to be received under this Agreement;

WHEREAS, HCAM, along with several other investors and certain employees of HCAM, GCAC and their affiliates (the “Insiders”) received certain common shares of GCAC in an insider private placement (the “Insider Shares”) prior to GCAC’s initial public offering (“IPO”);

WHEREAS, HCAM delivered certain Insider Shares to funds controlled by HCAM or its affiliates, and such funds in turn transferred certain Insider Shares to certain transferees (the “Transferees”) in accordance with the terms of the Insider Letter, dated as of October 3, 2007, by and between Global Consumer Acquisition Corp. (“GCAC”) and each of the signatories thereto (the “Insider Letter”);

WHEREAS, HCAM and the Insiders and Transferees each holding such number of Insider Shares as set forth opposite their names on Annex A attached hereto (the “Participating Shareholders”), representing at least 90% of the outstanding Insider Shares and including all of the Insider Shares managed or controlled by HCAM and its affiliates, entered into certain Letter Agreements (the “Letter Agreements”), pursuant to which the Participating Shareholders agreed (i) to restructure their Insider Shares (the “Restructuring”), and (ii) that HCAM would have the power and discretion to determine the terms and conditions of the Restructuring, in order to allow GCAC to consummate its initial business combination (the “Business Combination”); and

WHEREAS, in order to consummate the Business Combination, HCAM and GCAC wish to restructure the Insider Shares in accordance with the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange of The Insider Shares for Private Warrants.  Prior to or concurrently with the consummation of the Business Combination, each of the Insider Shares held by the Participating Shareholders shall be exchanged for one (1) warrant to be issued by GCAC (the “Exchange Warrants”). The terms of the Exchange Warrants shall be governed by the Warrant Agreement, dated as of November 27, 2007, between GCAC and

Continental Stock Trust & Transfer Company (the “Original Warrant Agreement”), to be amended and restated pursuant to the terms of the Letter Agreement, dated as of July 20, 2009, between GCAC and certain holders of GCAC’s outstanding warrants ( the “Letter Amendment” and, together with the Original Warrant Agreement, the “Amended and Restated Warrant Agreement”). Copies of the Original Warrant Agreement and the Letter Amendment are attached hereto as Exhibit A and Exhibit B, respectively. Each Participating Shareholder shall receive the number of Exchange Warrants as set forth opposite such Participating Shareholder’s name on Annex A attached hereto.

2. Legend.  The Warrant Agreement and Warrant certificate will contain a legend to the effect that no Warrant held by HCAM or any of its affiliates will be exercisable at any time while under HCAM or its affiliates’ control. HCAM will notify any transferee that it is on notice that the transferee may be subject to the Bank Holding Company Act. Prior to any transfer by HCAM, HCAM will be required to obtain an opinion of regulatory counsel that the transfer of Warrants will not make the transferee a “banking holding company” for purposes of the Bank Holding Company Act or subject to prior approval of the Federal Reserve Board under the Change in Bank Control Act. The legend may be modified further after the date hereof to facilitate bank regulatory applications by GCAC in connection with the Acquisitions.

3. Notice and Cancellation of Insider Shares.  Upon the consummation of the Restructuring, HCAM will notify the Participating Shareholders of the Restructuring and request the delivery of all outstanding share certificates representing Insider Shares for cancellation in accordance with the terms of the Letter Agreements. New warrant certificates for each Participating Shareholder’s Exchange Warrants will be issued in the names of the Participating Shareholders upon cancellation of the certificate for its Insider Shares in accordance with the terms of the Amended and Restated Warrant Agreement.

4. Survival of the Insider Letter.  Until the consummation of the Restructuring, the Insider Shares will continue to be governed by the terms of that certain Insider Letter.

5. Indemnification.  In consideration for entering into this Agreement and the Sponsor Support Agreement, GCAC will indemnify, defend and hold harmless HCAM, its affiliates, any current or previous investors in any of the funds or accounts it manages, the Participating Shareholders, any other person acting on behalf of such persons, and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act of 1934, as amended (collectively, the “Indemnified Persons”), against any claims, disputes, losses, damages, expenses or liabilities, joint or several, (or actions in respect thereof) to which any of the foregoing persons may become subject and insofar as such, claims, disputes, losses, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon the Restructuring or any obligations of the Indemnified Persons with respect to any existing agreements entered into by HCAM for the benefit of GCAC or otherwise.

6. Waiver of Trust.  HCAM hereby acknowledges that the aggregate gross proceeds from GCAC’s initial public offering (“IPO”), including the proceeds received upon the consummation of the exercise of the over-allotment option, and proceeds received from a private placement that closed simultaneously with the first closing of the IPO, including any accrued interest not released to GCAC in accordance with the terms of the IPO was placed in a trust account (the “Trust Account”) for the benefit of the GCAC’s public stockholders. HCAM further hereby acknowledges and agrees that HCAM does not have any right, title, interest or claim of any kind in or to any monies the Trust Account established by GCAC (“Claim”) and hereby waives any Claim HCAM may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with GCAC, including this Agreement and the transactions contemplated hereby, and will not seek recourse against the Trust Account for any reason whatsoever.

7. Complete Agreement; Amendment.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. No party hereto shall be bound by nor charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement, or the exhibits hereto. This Agreement may not be changed, amended, altered or modified except by a writing signed by the parties hereto, and no provision hereof may be waived other than in a writing signed by the party to be charged; provided, however, that the third recital of this Agreement and Annex A hereto may be amended as necessary by either HCAM or GCAC solely to reflect additional holders of Insider Shares who choose to enter into Letter Agreements and become Participating Shareholders prior to the consummation of the Business Combination. Notwithstanding anything to the contrary herein, this Agreement shall not be amended in a manner which is not consistent with the Warrant Agreement made as of November 27, 2007, as amended by the letter agreement between GCAC and certain warrant holders dated as of July 20, 2009.

8. Validity.  In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

9. Survival of Rights.  Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective permitted successors and assigns.

10. Waiver.  No consent or waiver, express or implied, by a party to or of any breach or default by the other party in the performance by such other party of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance of such other party of the same or any other obligations of such other party hereunder. Failure on the part of a party to complain of any act or failure to act on the part of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder unless such default is cured prior the date upon which the non-defaulting party declares such default. The giving of consent by a party in any one instance shall not limit or waive the necessity to obtain such party’s consent in any future instance.

11. Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

12. Further Assurances.  Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments, as shall from time to time be reasonably required, to carry out the terms and provisions of this Agreement.

13. Choice of Law.  This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of law principles that would result in the application of the substantive laws of another jurisdiction.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

HAYGROUND COVE ASSET MANAGEMENT LLC

/s/  Jason N. Ader
Name:     Jason N. Ader

Title:	Sole Member

GLOBAL CONSUMER ACQUISITION CORP.

/s/  Daniel B. Silvers
Name:     Daniel B. Silvers

Title:	President

Annex B

July 20, 2009

Mr. Jason Ader
Global Consumer Acquisition Corporation
1370 Avenue of the Americas
New York, NY

Dear Mr. Ader,

This Agreement (this “Agreement”) will confirm the basis upon which Global Consumer Acquisition Corporation (the “Company”) and the holders of warrants (the “Warrants”) listed on the signature pages and completing Schedule I hereto (each, a “Holder”) have agreed to amend the Warrant Agreement made as of November 27, 2007, between the Company and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 attached as Exhibit A hereto (the “Warrant Agent”) (as in effect on the date hereof, the “Original Agreement”). The Original Agreement as amended by the Amendments (as defined below) is referred to herein as the “Amended and Restated Warrant Agreement.”

WHEREAS, on July 13, 2009 the Company entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”), with WL Interim Bank, a Nevada corporation (“1st Commerce Merger Sub”), 1st Commerce Bank, a Nevada-chartered non-member bank (“1st Commerce Bank”), Capitol Development Bancorp Limited V, a Michigan corporation and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming the Company’s wholly-owned subsidiary and (ii) together with 1st Commerce Bank as assignee, an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation and wholly-owned subsidiary of The Colonial BancGroup, Inc. a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”;

WHEREAS, Hayground Cove Asset Management LLC, the sponsor of the Company (“HCAM”) entered into the Sponsor Support Agreement dated July 13, 2009 between HCAM and the Company pursuant to which HCAM may commence privately negotiated purchases of shares of the Company for the purchase of up to 39% of the outstanding shares of common stock of the Company in order to help facilitate the necessary votes of the shareholders of the Company to consummate the Acquisitions;

WHEREAS, in order to help facilitate the necessary votes of the shareholders of the Company to consummate the Acquisitions, HCAM, on behalf of itself and the funds, accounts and founders shares it or its affiliates control, has entered into the Founders Shares Restructuring Agreement between HCAM and the Company substantially in the form attached as Exhibit B hereto (the “Founder Shares Restructuring Agreement”) whereby HCAM has agreed to cancel at least 90% of the outstanding founders shares in exchange for one (1) Warrant per founder share cancelled (and will use its commercially reasonable efforts to cancel 95% of the outstanding founders shares);

WHEREAS, in order to help facilitate a successful Business Combination and in light of HCAM’s similar efforts by entering into the Founders Share Restructuring Agreement and Sponsor Support Agreement, the Holders set forth on the signature page and Schedule I hereto will agree to amend the terms of the existing Warrants.

The parties desire to amend the Original Agreement as set forth herein (collectively, the “Amendments”). The parties, intending to be legally bound, agree as follows:

1. Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Original Agreement.

2. The first recital is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

“WHEREAS, the Company engaged in a public offering (the “Public Offering”) of units (the “Units”) on November 20, 2007 and, in connection therewith, issued 31,948,850 (including the overallotment option) warrants to the public investors (the “Public Warrants” and, together with the Insider Warrants (as defined below), the “Warrant(s)”), each of such Warrants evidencing the right of the holder thereof to purchase one share of common stock, par value $.0001 per share, of the Company (the “Common Stock”) for $12.50 per share for the Public Warrants and the Insider Warrants in each case subject to adjustments as described herein;”

3. The first sentence of Section 3.1 is hereby amended by deleting the first sentence in its entirety and replacing it with the following:

“Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $12.50 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1.”

4. Section 3.2 is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later of (i) the completion of an acquisition by the Company of one or more operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination having collectively a transaction value (as defined in the prospectus contained in the Registration Statement) of at least 80% of the Company’s net assets at the time of the acquisition (a “Business Combination”), and (ii) one year after the effective date of the Registration Statement, and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) seven years after the closing of the Business Combination and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Warrant Agreement (the “Expiration Date”); provided, however, that the Warrants shall not be exercisable and the Company shall not be obligated to issue Common Stock in respect thereof unless, at the time a holder seeks to exercise the Warrants, a prospectus relating to the Common Stock issuable upon exercise of the Warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants.”

5. Section 4.1 is hereby amended by adding the following as the last sentence of the first paragraph:

“If, after the date hereof, and subject to the provisions of Section 4.6 below, there is any cash dividend on the outstanding shares of Common Stock, then, on the effective date of such cash dividend the number of shares of Common Stock issuable on exercise of each the Warrant Price shall be decreased in the amount to such cash dividend; provided however, that no adjustment shall be required to be made under this Section 4.1 with respect to cash dividends on or after the date the last sales price of the Common Stock has been equal to or greater than $18.00 per share on each of twenty (20) trading days within any thirty (30) trading day period.”

6. Section 6.1 is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

“Redemption.  Subject to Section 6.4 hereof and the penultimate sentence of this Section 6.1, all (and not less than all) of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Warrant (“Redemption Price”), provided that the last sales price of the Common Stock has been equal to or greater than $21.00 per share (the “Trigger Price”) on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given. Notwithstanding the foregoing, the

Company cannot exercise its redemption rights pursuant to this Section 6 unless a registration statement is effective with respect to the shares of Common Stock underlying the Warrants. For the avoidance of doubt, the Company may redeem the Warrants only if there is an effective registration statement with respect to the Common Stock to enable the exercise of the Warrants during the period specified in Section 6.3 hereof.”

7. Section 6.5 is hereby amended by deleting the paragraph in its entirety and replacing it with the following:

“Cash Redemption.  In the event there is not in place an effective registration statement on the Expiration Date of the Warrants, the Warrants will remain outstanding and not expire until 90 days after an effective Registration Statement is filed. If, within 90 days following the Expiration Date the Company does not file an effective Registration Statement, the Warrants will become exerciseable for cash consideration equal to the excess of the Market Value over the Warrant Price multiplied by the number of Warrants exercised until such time as an effective Registration Statement is filed. For the purposes of the foregoing, “Market Value” shall equal the Volume Weighted Average Common Stock price as quoted by Bloomberg for the 10 trading days prior to the Exercise Date.

8. The form of Warrant in Exhibit A and Warrant certificate(s) issued under the Amended and Restated Warrant Agreement will be amended as necessary to conform in all material respects to the Amendments set forth in this Agreement.

9. Each of the Founders Shares Restructuring Agreement and the Sponsor Support Agreement has been duly executed and delivered by HCAM and the Company, constitutes a valid and binding obligation of each the Company and HCAM and is enforceable against each of the Company and HCAM in accordance with its terms. Under the terms of the Founders Shares Restructuring Agreement, the Warrants received by HCAM, its affiliates and other participating holders of founders shares will be issued under the Amended and Restated Warrant Agreement and will be on the same terms as the Warrants held by the Holders (after giving effect to the Amendments). The Amended and Restated Warrant Agreement and Warrant certificate will contain a legend to the effect that no Warrant held by HCAM or any of its affiliates will be exercisable at any time while under HCAM or its affiliates’ control. HCAM will notify any transferee that it is on notice that the transferee may be subject to the Bank Holding Company Act and the Change in Bank Control Act, federal banking law statutes that can require prior notice to a federal bank regulatory agency and prior approval from such federal bank regulatory agency. Prior to any transfer by HCAM, HCAM will be required to obtain an opinion of bank regulatory counsel that the transfer of Warrants will not make the transferee a “bank holding company” for purposes of the Bank Holding Company Act or subject the transferee to prior approval of the Federal Reserve Board under the Change in Bank Control Act. The legend may be modified further after the date hereof to facilitate bank regulatory approval of applications submitted by the Company in connection with the Acquisitions.

10. Each Holder hereby agrees, in any action upon which the Holder’s vote, consent or other approval is sought in connection with the Amendments, the Holder shall vote (or cause to be voted) all of its Warrants as set forth on Schedule I hereto in favor of the Amendments and each of the terms of the Amendments. The execution of this Agreement shall be deemed approval, consent and a proxy to the Warrant Agent to execute the Amended and Restated Warrant Agreement; provided that such execution shall occur prior to July 22, 2009. This Agreement is effective on the date hereof and the Amended and Restated Warrant Agreement will be effective upon execution thereof by the Warrant Agent and the Company; provided, however, that the Amendments under the Amendment and Restated Warrant Agreement will not be operative until approved in writing by the New York Stock Exchange. Each Holder acknowledges that it is not an affiliate of the Company as defined under the federal securities laws.

11. HCAM, on behalf of itself and the funds, accounts and founders shares it or its affiliates control, has entered into the Founders Shares Restructuring Agreement whereby HCAM has agreed to (i) cancel at least 90% of the outstanding founders shares in exchange for one (1) Warrant per founder share cancelled and (ii) execute this Agreement. HCAM will use its commercially reasonable efforts to cancel 95% of the outstanding founders shares on or prior to closing a Business Combination. HCAM hereby represents to each of the Holders that each of HCAM, the funds and accounts managed by HCAM or HCAM’s affiliates and Jason N. Ader and his affiliates will participate in the founders share restructuring under the Founders Shares Restructuring Agreement and each will not hold any founders shares upon consummation of the Acquisitions (including any family member of Jason N. Ader).

12. The Company shall not effect the exercise of Warrants, and each Holder shall not have the right to exercise Warrants, to the extent that, after giving effect to such exercise, such Holder (together with such Holder’s affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of such Holder’s Warrants with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such Holder and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such Holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of the Warrants, in determining the number of outstanding shares of Common Stock, each Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (“SEC”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any Holder, the Company shall within two (2) Business Days confirm orally and in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by each Holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, each Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

13. Representations and Warranties of the Holders. Each Holder hereby represents and warrants as to itself to the Company as follows:

(a) Each Holder is the record and beneficial owner of the Warrants set forth on Schedule I, free and clear of any liens, adverse claims, charges or other encumbrances of any nature whatsoever.

(b) Each Holder has the sole right to vote and to direct the voting of its Warrants and give consent with respect thereto, and none of the Warrants are subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of the Warrants.

(c) Each Holder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; and (ii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby and to comply with the terms hereof and thereof. The execution and delivery by each Holder of this Agreement and the Proxy, the consummation by each Holder of the transactions contemplated hereby and thereby and the compliance by each Holder with the provisions hereof and thereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of each Holder, and no other corporate, company, partnership or other proceedings on the part of each Holder are necessary to authorize this Agreement and the Proxy, to consummate the transactions contemplated hereby and thereby or to comply with the provisions hereof or thereof.

(d) Each of this Agreement has been duly executed and delivered by each Holder, constitutes a valid and binding obligation of each Holder and is enforceable against each Holder in accordance with its terms.

(e) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the certificate of incorporation or by-laws, partnership agreement or limited liability company agreement (or similar organizational documents) of each Holder, if applicable, (ii) any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to each Holder or its properties or assets, or (iii) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which each Holder is a party or by which each Holder or each Holder’s assets are bound.

(f) As of the date hereof each Holder is, and upon consummation of the transactions contemplated hereby, will be, an institutional “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(g) Each Holder has determined, based on its own independent review and such professional advice as it has deemed appropriate under the circumstances, that its consent to the Amendments (i) is fully consistent with its financial needs, objectives and condition, and (ii) complies and is fully consistent with all investment policies, guidelines and restrictions applicable to Holder (whether holding the Warrants as principal or in a fiduciary capacity).

(h) Each Holder has reviewed all publicly available information regarding the Company as it has deemed relevant to its decision to consent to amending the Original Warrant Agreement.

14. The Amended and Restated Warrant Agreement may contain such other revisions to the Original Warrant Agreement, including revisions to the recitals therein, as necessary to reflect and implement the Amendments as set forth in this Agreement.

15. This Agreement will be governed by and construed in accordance with the Laws of the State of New York.

16. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

INTEGRATED CORE STRATEGIES (US) LLC

By:	Integrated Holding Group LP, its Managing Member
By:	Millennium Management LLC, its General Partner
By:	/s/ Terry Feeney
Name:     Terry Feeney

Title:	Chief Operating Officer

NISSWA ACQUISITION MASTER FUND LTD.

By:	/s/ Jeff Stolt
Name:     Jeff Stolt

Title:	CFO-Pine River Capital Mgmt. LP

Its:	Investment Manager

NISSWA FIXED INCOME MASTER FUND LTD.

By:	/s/ Jeff Stolt
Name:     Jeff Stolt

Title:	CFO-Pine River Capital Mgmt. LP

Its:	Investment Manager

WEISS MULTI-STRATEGY ADVISERS, LLC ON
BEHALF OF CERTAIN ACCOUNTS

By:	/s/ Marcus Peckman
Name:     Marcus Peckman

Title:	Chief Financial Officer

HIGHBRIDGE INTERNATIONAL LLC

By:	/s/ Mark Vanacore
Name:     Mark Vanacore

Title:	Managing Director

ALDEBARAN INVESTMENTS, LLC

By:	/s/ Adam Scheer
Name:     Adam Scheer

Title:	Principal / Chief Investment Officer

FIR TREE VALUE MASTER FUND

By:	/s/ Brian Meyer
Name:     Brian Meyer

Title:	Authorized Person

FIR TREE CAPITAL OPPORTUNITY FUND LP

By:	/s/ Brian Meyer
Name:     Brian Meyer

Title:	Authorized Person

HAYGROUND COVE ASSET MANAGEMENT LLC (except with respect to the last sentence in paragraph 10)

By:	/s/ Jason N. Ader
Name:     Jason N. Ader

Title:	Sole Member

ACKNOWLEDGED AND AGREED TO:

GLOBAL CONSUMER ACQUISITION CORP.

By:	/s/ Jason N. Ader
Name:     Jason N. Ader

Title:	Chief Executive Officer

Annex C

EXECUTION COPY

AMENDED AND RESTATED WARRANT AGREEMENT

This Amended and Restated Warrant Agreement (this “Warrant Agreement”) is made as of July 20, 2009 between Global Consumer Acquisition Corp., a Delaware corporation, with offices at 1370 Avenue of the Americas, 28th Floor, New York, New York 10019 (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, with offices at 17 Battery Place, New York, New York 10004 (the “Warrant Agent”) and amends and restates that certain Warrant Agreement dated as of November 27, 2007 between the Company and the Warrant Agent (the “Original Warrant Agreement”).

WHEREAS, the Company engaged in a public offering (the “Public Offering”) of units (the “Units”) on November 20, 2007 and, in connection therewith, issued 31,948,850 (including the over allotment option) warrants to the public investors (the “Public Warrants” and, together with the Insider Warrants (as defined below), the “Warrant(s)”), each of such Warrants evidencing the right of the holder thereof to purchase one share of common stock, par value $.0001 per share, of the Company (the “Common Stock”) for $12.50 per share (as amended under this Warrant Agreement) for the Public Warrants and the Insider Warrants in each case subject to adjustments as described herein;

WHEREAS, the Company has filed, with the Securities and Exchange Commission (the “SEC”), a registration statement, No. 333-144799, on Form S-1 (the “Registration Statement”) for the registration, under the Securities Act of 1933, as amended (the “Act”), of, among other securities, the Public Warrants, and the Common Stock issuable upon exercise of the Public Warrants;

WHEREAS, the Company issued 8,500,000 warrants in an insider private placement immediately prior to the Public Offering, which warrants (the “Private Warrants”) are identical to the Public Warrants, subject to certain exceptions, as set forth in the Registration Statement and this Warrant Agreement;

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants;

WHEREAS, the Company has entered into (i) a Merger Agreement (the “1st Commerce Merger Agreement”), with WL Interim Bank, a Nevada corporation, 1st Commerce Bank, a Nevada-chartered non-member bank, Capitol Development Bancorp Limited V, a Michigan corporation and Capitol Bancorp Limited, a Michigan corporation, which provides for the merger of 1st Commerce Merger Sub with and into 1st Commerce Bank, with 1st Commerce Bank being the surviving entity and becoming GCAC’s wholly-owned subsidiary and (ii) together with 1st Commerce Bank as assignee, an Asset Purchase Agreement (the “Colonial Asset Purchase Agreement”), with Colonial Bank, an Alabama banking corporation, and wholly-owned subsidiary of The Colonial BancGroup, Inc., a Delaware corporation. The transactions contemplated by the 1st Commerce Merger Agreement and the Colonial Asset Purchase Agreement are referred to herein as the “Acquisitions”;

WHEREAS, in connection with the Acquisitions, the Company and the holders of at least a majority of the presently outstanding Warrants (each, a “Consenting Holder”) have agreed to amend the Original Agreement pursuant to the letter agreement dated as of July 20, 2009 between the Company and the Consenting Holders attached as Exhibit A hereto. (the “Letter Agreement”);

WHEREAS, in order to help facilitate the necessary votes of the shareholders of the Company to consummate the Acquisitions, Hayground Cove Asset Management LLC, the sponsor of the Company (“Hayground Cove”), on behalf of itself and the funds, accounts and founders shares it or its affiliates control, has entered into the Founders Shares Restructuring Agreement between Hayground Cove and the Company substantially in the form attached as Exhibit B hereto (the “Founder Shares Restructuring Agreement”) whereby Hayground Cove, on behalf of itself and the funds, accounts and founders shares it or its affiliates control, has agreed to exchange at least 90% of the outstanding founders shares in exchange for one (1) Warrant per founder share, which warrants (the “Founders

Exchange Warrants” and, together with the Private Warrants, the “Insider Warrants”) are identical to the Public Warrants, subject to certain exceptions, as set forth in the Registration Statement and this Warrant Agreement;

WHEREAS, under the terms of the Founders Shares Restructuring Agreement and this Warrant Agreement, Hayground Cove may exchange up to 7,987,214 founders shares for Insider Warrants;

WHEREAS, the Company and the Consenting Holders wish to amend and restate the Original Warrant Agreement in accordance with the terms and provisions hereof and have directed the Warrant Agent to execute this Warrant Agreement;

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants;

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the legally valid and binding obligations of the Company, and to authorize the execution and delivery of this Warrant Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Appointment of Warrant Agent.  The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Warrant Agreement.

Section 2. Warrants.

2.1 Form of Warrant.  Each Warrant shall be issued in registered form only, shall be in substantially the form of Exhibit C hereto (and in the case of the Insider Warrants, with a legend in substantially the form of Exhibit C-1 hereto; in the case of any warrants held by Hayground Cove, or any of its affiliates, with a legend in substantially the form of Exhibit C-2 hereto; and all Warrants shall have a legend in substantially the form of Exhibit C-3 hereto), the provisions of which are incorporated herein, and shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, President, Treasurer, Secretary or Assistant Secretary of the Company, and shall bear a facsimile of the Company’s seal. In the event the person whose facsimile signature has been placed upon any Warrant shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.2 Effect of Countersignature.  Unless and until countersigned by the Warrant Agent pursuant to this Warrant Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3 Registration.

2.3.1 Warrant Register.  The Warrant Agent shall maintain books (“Warrant Register”) for the registration of the original issuance and transfers of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2 Registered Holder.  Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the warrant certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4 Detachability of Warrants.  The securities comprising the Units will not be separately transferable until the fifth day (or as soon as practicable thereafter) after the earlier to occur of (1) the expiration of the underwriters’ over-allotment option in the Public Offering and (2) its exercise in full, but in no event will separate trading of the securities comprising the Units be allowed until the Company (i) files a Current Report on Form 8-K which includes an audited balance sheet reflecting the receipt by the Company of the gross proceeds of the Public Offering and (ii) issues a press release announcing when such separate trading will begin.

Section 3. Terms and Exercise of Warrants.

3.1 Warrant Price.  Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of shares of Common Stock stated therein, at the price of $12.50 per whole share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price per share at which Common Stock may be purchased at the time a Warrant is exercised. The Company, in its sole discretion, may lower the Warrant Price at any time prior to the Expiration Date (as defined below); provided, however, that any change in the Warrant Price must apply identically in percentage terms to all of the Warrants, and provided further that any reduction in Warrant Price must remain in effect for at least 20 business days.

3.2 Duration of Warrants.  A Warrant may be exercised only during the period (“Exercise Period”) commencing on the later of (i) the completion of an acquisition by the Company of one or more operating businesses or assets through a merger, capital stock exchange, asset or stock acquisition, exchangeable share transaction or other similar business combination having collectively a transaction value (as defined in the prospectus contained in the Registration Statement) of at least 80% of the Company’s net assets at the time of the acquisition (a “Business Combination”), and (ii) one year after the effective date of the Registration Statement, and terminating at 5:00 p.m., New York City time on the earlier to occur of (i) seven years after the closing of the Business Combination and (ii) the date fixed for redemption of the Warrants as provided in Section 6 of this Warrant Agreement (the “Expiration Date”); provided, however, that the Warrants shall not be exercisable and the Company shall not be obligated to issue Common Stock in respect thereof unless, at the time a holder seeks to exercise the Warrants, a prospectus relating to the Common Stock issuable upon exercise of the Warrants is current and the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Warrant Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, however, that any extension of the duration of the Warrants must apply equally to all of the Warrants.

3.3 Exercise of Warrants.

3.3.1 Payment.  Subject to the provisions of the Warrant and this Agreement, a Warrant, when countersigned by the Warrant Agent, may be exercised by the registered holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the Warrant, duly executed, and by paying in full, in lawful money of the United States, in cash, good certified check or good bank draft payable to the order of the Company, the Warrant Price for each full share of Common Stock as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for the Common Stock, and the issuance of the Common Stock.

3.3.2 Issuance of Certificates.  As soon as practicable after the exercise of any Warrant and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrant a certificate or certificates representing the number of full shares of Common Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and, if such Warrant shall not have been exercised in full, a new countersigned Warrant for the number of shares as to which such Warrant shall not have been exercised. Notwithstanding the foregoing, the Company shall not be obligated to deliver any securities pursuant to the exercise of a Warrant unless a registration statement under the Act with respect to the Common Stock issuable upon exercise is effective. Warrants may not be exercised by, or securities issued to, any registered holder in any state in which such exercise or issuance would be unlawful. In no event will the registered holder of a Warrant be entitled to receive a net-cash settlement of the Warrants other than as set forth in Section 6.5 of this Warrant Agreement. Accordingly, the Warrants may expire unexercised and worthless if a current registration statement covering the Common Stock is not effective. In no event shall the registered holder of a Warrant be entitled to receive any monetary damages if the shares of Common Stock underlying the Warrants have not been registered by the Company pursuant to an effective registration statement or if a current prospectus is not available for delivery by the Warrant Agent; provided that the Company has fulfilled its obligation to use its commercially reasonable efforts to effect such registration and ensure a current prospectus is available for delivery by the Warrant Agent.

3.3.3 Valid Issuance.  All shares of Common Stock issued upon the proper exercise of a Warrant in conformity with this Warrant Agreement shall be validly issued, fully paid and non-assessable.

3.3.4 Date of Issuance.  Each person or entity in whose name any such certificate for shares of Common Stock is issued shall, for all purposes, be deemed to have become the holder of record of such shares on the date on which the Warrant was surrendered and payment of the Warrant Price was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3.3.5 Restrictions on Exercise.

(a) No Warrant held by Hayground Cove or any of its affiliates will be exercisable at any time while under Hayground Cove or its affiliates’ control. Hayground Cove will notify any transferee that it is on notice that the transferee may be subject to the Bank Holding Company Act and the Change in Bank Control Act, federal banking law statutes that can require prior notice to a federal bank regulatory agency and prior approval from such federal bank regulatory agency. Prior to any transfer by Hayground Cove, Hayground Cove will be required to obtain an opinion of bank regulatory counsel that the transfer of Warrants will not make the transferee a “bank holding company” for purposes of the Bank Holding Company Act or subject the transferee to prior approval of the Federal Reserve Board under the Change in Bank Control Act.

(b) The Company shall not effect the exercise of Warrants, and each holder shall not have the right to exercise its Warrants, to the extent that, after giving effect to such exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by such holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of such holder’s Warrants with respect to which the determination of such sentence is being made, but shall exclude shares of Common Stock which would be issuable upon (x) exercise of the remaining, unexercised portion of the Warrants beneficially owned by such holder and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such holder and its affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. For purposes of the Warrants, in determining the number of outstanding shares of Common Stock, each holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s most recent Form 10-K, Form 10-KSB, Form 10-Q, Form 10-QSB, Current Report on Form 8-K or other public filing with the SEC as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the transfer agent setting forth the number of shares of Common Stock outstanding. For any reason at any time, upon the written or oral request of any holder, the Company shall within two (2) Business Days confirm orally and in writing to such holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company by each holder and its affiliates since the date as of which such number of outstanding shares of Common Stock was reported. By written notice to the Company, each holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

Section 4. Adjustments.

4.1 Stock Dividends; Split-Ups.  If, after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Common Stock is increased by a stock dividend payable in shares of Common Stock, or by a split-up of shares of Common Stock, or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding shares of Common Stock. If, after the date hereof, and subject to the provisions of Section 4.6 below, there is any cash dividend on the outstanding shares of Common Stock, then, on the effective date of such cash dividend the number of shares of Common Stock issuable on exercise of each the Warrant Price shall be decreased in the amount to such cash dividend; provided however, that no adjustment shall be required to be made under this Section 4.1 with respect to cash dividends on or after the date the last sales price of the Common Stock has been equal to or greater than $18.00 per share on each of twenty (20) trading days within any thirty (30) trading day period.

4.2 Aggregation of Shares.  If after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding shares of Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Common Stock issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

4.3 Adjustments in Exercise Price.  Whenever the number of shares of Common Stock purchasable upon the exercise of the Warrants is adjusted, as provided in Sections 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price, immediately prior to such adjustment, by a fraction, (i) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (ii) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

4.4 Replacement of Securities upon Reorganization, etc.  In case of any reclassification or reorganization of the outstanding shares of Common Stock (other than a change covered by Sections 4.1 or 4.2 hereof or one that solely affects the par value of such shares of Common Stock), or, in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), or, in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety, in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in shares of Common Stock covered by Sections 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.5 Notices of Changes in Warrant.  Upon every adjustment of the Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4 the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6 No Fractional Shares.  Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional shares upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round up to the nearest whole number the number of the shares of Common Stock to be issued to the Warrant holder.

4.7 Form of Warrant.  The form of Warrant need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of shares as is stated in the Warrants initially issued pursuant to this Warrant Agreement. However, the Company may, at any time, in its sole discretion, make any change in the form of Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant or otherwise, may be in the form as so changed.

4.8 Extraordinary Dividends.  If the Company, at any time during the Exercise Period, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Stock (or other shares of the Company’s capital stock into which the Warrants are convertible), other than (w) as described in Sections 4.1, 4.2 or 4.4, (x) regular quarterly or other periodic dividends, (y) in connection with the conversion rights of the holders of Common Stock upon consummation of a Business Combination or (z) in connection with the Company’s liquidation and the distribution of its assets upon its failure to consummate a Business Combination (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Company’s Board of Directors in good faith) of any securities or other assets paid on each share of Common Stock in respect of such Extraordinary Dividend.

4.9 Notice of Certain Transactions.  In the event that the Company shall (a) offer to holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (b) issue any rights, options or warrants entitling the holders of Common Stock to subscribe for shares of Common Stock or (c) make a tender offer, redemption offer or exchange offer with respect to the Common Stock, the Company shall send to the Warrant holders a notice of such action or offer. Such notice shall be mailed to the registered holders at their addresses as they appear in the Warrant Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other property, if any, issuable upon exercise of each Warrant and the Warrant Price after giving effect to any adjustment pursuant to this Section 4 which would be required as a result of such action. Such notice shall be given as promptly as practicable after the Company has taken any such action.

Section 5. Transfer and Exchange of Warrants.

5.1 Registration of Transfer.  The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant into the Warrant Register, upon surrender of such Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant representing an equal aggregate number of Warrants shall be issued and the old Warrant shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon the Company’s request.

5.2 Procedure for Surrender of Warrants.  Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and, thereupon, the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants; provided, however, that, in the event a Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant and shall issue new Warrants in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3 Fractional Warrants.  The Warrant Agent shall not be required to effect any registration of transfer or exchange which will result in the issuance of a warrant certificate for a fraction of a warrant.

5.4 Service Charges.  No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5 Warrant Execution and Countersignature.  The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Warrant Agreement, the Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Warrants duly executed on behalf of the Company for such purpose.

Section 6. Redemption.

6.1 Redemption.  Subject to Section 6.4 hereof and the penultimate sentence of this Section 6.1, all (and not less than all) of the outstanding Warrants may be redeemed, at the option of the Company, at any time after they become exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $.01 per Warrant (“Redemption Price”), provided that the last sales price of the Common Stock has been equal to or greater than $21.00 per share (the “Trigger Price”) on each of twenty (20) trading days within any thirty (30) trading day period ending on the third business day prior to the date on which notice of redemption is given. Notwithstanding the foregoing, the Company cannot exercise its redemption rights pursuant to this Section 6 unless a registration statement is effective with respect to the shares of Common Stock underlying the Warrants. For the avoidance of doubt, the Company may redeem the Warrants only if there is an effective registration statement with respect to the Common Stock to enable the exercise of the Warrants during the period specified in Section 6.3 hereof.

6.2 Date Fixed for, and Notice of Redemption.  In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than 30 days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the Warrant Register. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date sent, whether or not the registered holder received such notice. In the event of any adjustment to the Warrant Price or the number of shares of Common Stock issuable on exercise of each Warrant as provided in Section 4, a proportional adjustment shall be made to the Trigger Price.

6.3 Exercise After Notice of Redemption.  The Warrants may be exercised in accordance with Section 3 of this Warrant Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

6.4 Outstanding Warrants Only.  The Company understands that the redemption rights provided for by this Section 6 apply only to outstanding Warrants. To the extent a person holds rights to purchase Warrants, such purchase rights shall not be extinguished by redemption. However, once such purchase rights are exercised, the Company may redeem the Warrants issued upon such exercise, provided that the criteria for redemption is met.

6.5 Cash Redemption.  In the event there is not in place an effective registration statement on the Expiration Date of the Warrants, the Warrants will remain outstanding and not expire until 90 days after an effective Registration Statement is filed. If, within 90 days following the Expiration Date the Company does not file an effective Registration Statement, the Warrants will become exerciseable for cash consideration equal to the excess of the Market Value over the Warrant Price multiplied by the number of Warrants exercised until such time as an effective Registration Statement is filed. For the purposes of the foregoing, “Market Value” shall equal the Volume Weighted Average Common Stock price as quoted by Bloomberg for the 10 trading days prior to the Exercise Date.

Section 7. Other Provisions Relating to Rights of Holders of Warrants.

7.1 No Rights as Stockholder.  A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2 Lost, Stolen, Mutilated, or Destroyed Warrants.  If any Warrant is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may, on such terms as to indemnify or otherwise as they may in their discretion impose (which terms shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

7.3 Reservation of Common Stock.  The Company shall at all times reserve and keep available a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Warrant Agreement.

7.4 Registration of Common Stock.  The Company agrees that, prior to the commencement of the Exercise Period, it shall file with the SEC a post-effective amendment to the Registration Statement or a new registration statement, for the registration under the Act of, and it shall take such action as is necessary to qualify for sale, in those states in which the Public Warrants were initially offered by the Company, the Common Stock issuable upon exercise of the Public Warrants. In either case, the Company will use its commercially reasonable efforts to cause the same to become effective on or prior to the commencement of the Exercise Period and use its commercially reasonable efforts to maintain the effectiveness of such registration statement and ensure that a current prospectus is on file with the SEC until the expiration of the Warrants in accordance with the provisions of this Warrant Agreement. In addition, the Company agrees to use commercially reasonable efforts to register such securities under the blue sky laws of the states of residence of the exercising warrant holders to the extent an exemption is not available. Notwithstanding the foregoing, a Warrant can expire unexercised regardless of whether a registration statement is current under the Act with respect to the Common Stock issuable upon exercise of the Warrants.

7.5 Delivery of Prospectus or Notice.  Upon the exercise of any Warrant, if the Company requests, the Warrant Agent shall deliver to the holder of such Warrant, prior to or concurrently with the delivery of the shares of Common Stock issued upon such exercise, in accordance with the Company’s request, either (i) a prospectus relating to the shares of Common Stock deliverable upon exercise of Warrants and complying in all material respects with the Act or (ii) the notice referred to in Rule 173 under the Act.

Section 8. Concerning the Warrant Agent and Other Matters.

8.1 Payment of Taxes.  The Company will, from time to time, promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of shares of Common Stock upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such shares of Common Stock.

8.2 Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1 Appointment of Successor Warrant Agent.  The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint, in writing, a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his, her or its Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and have its principal office in the Borough of Manhattan, City and State of New York, and be authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but, if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and, upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

8.2.2 Notice of Successor Warrant Agent.  In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Common Stock not later than the effective date of any such appointment.

8.2.3 Merger or Consolidation of Warrant Agent.  Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Warrant Agreement without any further act on the part of the Company or the Warrant Agent.

8.3 Fees and Expenses of Warrant Agent.

8.3.1 Remuneration.  The Company agrees to pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder as set forth on Exhibit D hereto and will reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder

8.3.2 Further Assurances.  The Company agrees to perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Warrant Agreement.

8.4 Liability of Warrant Agent.

8.4.1 Reliance on Company Statement.  Whenever, in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, Chairman of the Board or President of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Warrant Agreement.

8.4.2 Indemnity.  The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Warrant Agreement, except as a result of the Warrant Agent’s negligence, willful misconduct or bad faith.

8.4.3 Exclusions.  The Warrant Agent shall have no responsibility with respect to the validity of this Warrant Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Warrant Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it, by any act hereunder, be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Warrant Agreement or any Warrant or as to whether any shares of Common Stock will when issued be valid and fully paid and non-assessable.

8.5 Acceptance of Agency.  The Warrant Agent hereby accepts the agency established by this Warrant Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of shares of the Company’s Common Stock through the exercise of Warrants.

8.6 Waiver.  The Warrant Agent acknowledges that it has read the prospectus contained in the Registration Statement and understands that the Company has established a trust fund (the “Trust Fund”) with the net proceeds of the Public Offering and the insider private placement of Insider Warrants for the benefit of the public stockholders and that the Company may disburse monies from the Trust Fund only (i) to the public stockholders in the event of the conversion of their shares or the liquidation of the Company or (ii) to the Company after it consummates an initial business combination described in such prospectus. For and in consideration of the value to be received in connection with this Warrant Agreement, the Warrant Agent hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Fund (each a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company, and will not seek recourse against the Trust Fund for any reason whatsoever.

Section 9. Miscellaneous Provisions.

9.1 Successors.  All the covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2 Notices.  Any notice or other communication required or which may be given hereunder shall be in writing and shall be sent by certified or registered mail, by private national courier service (return receipt requested, postage prepaid), by personal delivery or by facsimile transmission. Such notice or communication shall be deemed given (a) if mailed, two days after the date of mailing, (b) if sent by national courier service, one business day after being sent, (c) if delivered personally, when so delivered, or (d) if sent by facsimile transmission, on the second business day after such facsimile is transmitted, in each case as follows:

If to the Warrant Agent, to:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Attn: Compliance Department
Fax:(212) 445-7800

If to the Company, to:

Global Consumer Acquisition Corp.
1370 Avenue of the Americas, 28th Floor
New York, New York 10019
Attn: Scott LaPorta
Fax:(212) 445-7800

With a copy to:

Proskauer Rose LLP
1585 Broadway
New York, New York 10036
Attn: Frank J. Lopez, Esq.
Fax:(212) 969-2900

9.3 Applicable Law.  The validity, interpretation, and performance of this Warrant Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflict of laws. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Warrant Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.4 Waiver of Trial by Jury.  Each party hereto hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim or other proceeding (whether based on contract, tort or otherwise) arising out of, connected with or relating to this Warrant Agreement, the transactions contemplated hereby, or the actions of the Investor in the negotiation, administration, performance or enforcement hereof.

9.5 Persons Having Rights under this Warrant Agreement.  Nothing in this Warrant Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation, other than the parties hereto and the registered holders of the Warrants, any right, remedy or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.6 Examination of the Warrant Agreement.  A copy of this Warrant Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his, her or its Warrant for inspection.

9.7 Counterparts; Facsimile Signatures.  This Warrant Agreement may be executed in any number of counterparts, and each of such counterparts shall, for all purposes, be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Facsimile signatures shall constitute original signatures for all purposes of this Warrant Agreement.

9.8 Effect of Headings.  The section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9.9 Amendments.  This Warrant Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Warrant Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of each of the registered holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period in accordance with Sections 3.1 and 3.2, respectively, without such consent.

9.10 Severability.  This Warrant Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Warrant Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Warrant Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

9.11 Effective Date; Operative Date.  This Warrant Agreement shall be deemed effective upon the execution hereof; provided however the amendments to the Original Warrant Agreement contained in this

Warrant Agreement will not be operative until (i) approved in writing by the New York Stock Exchange and (ii) certification to the Warrant Agent and the Company from applicable registered holders as to the positions held by each of the Holders (as defined in the Letter Agreement).

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IN WITNESS WHEREOF, this Warrant Agreement has been duly executed by the parties hereto as of the day and year first above written.

GLOBAL CONSUMER ACQUISITION CORP.

By:	/s/ Jason N. Ader
Name:     Jason N. Ader

Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

By:	/s/ Steven Nelson
Name:     Steven Nelson

Title:	Chairman